As filed with the U.S. Securities and Exchange Commission on December 23, 2022.

Registration No. 333-268696

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AlphaTime Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AlphaTime Acquisition Corp

500 5th Avenue, Suite 938

New York, NY 10110

Tel: (347) 627-0058

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dajiang Guo

AlphaTime Acquisition Corp

500 5th Avenue, Suite 938

New York, NY 10110

Tel: (347) 627-0058

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael J. Blankenship James R. Brown Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, Texas 77002 Tel: (713) 651-2600	Jason T. Simon Greenberg Traurig, LLP 1750 Tysons Boulevard, Suite 1000 McLean, Virginia 22102 Tel: (703) 749-1300

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

AlphaTime Acquisition Corp is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-268696) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1*	Memorandum and Articles of Association.
3.2*	Form of Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Ordinary Share Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Specimen Rights Certificate.
4.5*	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
4.6*	Form of Unit Purchase Option between the Registrant and Chardan Capital Markets, LLC.
4.7*	Form of Rights Agreement between American Stock Transfer & Trust Company and the Registrant.
5.1*	Opinion of Winston & Strawn LLP.
5.2**	Opinion of Ogier, Cayman Islands legal counsel to the Registrant.
10.1*	Promissory Note, dated September 30, 2021, issued to Alphamade Holding LP.
10.2*	Form of Letter Agreement among the Registrant and its founders.
10.3*	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Registrant.
10.4*	Form of Registration Rights Agreement among the Registrant and certain security holders.
10.5*	Securities Subscription Agreement, between the Registrant and the sponsor dated September 30, 2021.
10.6*	Form of Private Placement Units Purchase Agreement between the Registrant and the Sponsor.
10.7*	Form of Indemnity Agreement.
10.8*	Form of Administrative Services Agreement between the Registrant and the Sponsor.
10.9*	Amended and Restated Promissory Note, dated November 23, 2021, issued to Alphamade Holding LP.
10.10*	Second Amended and Restated Promissory Note, dated January 26, 2022, issued to Alphamade Holding LP.
10.11*	Form of Securities Escrow Agreement among the Registrant, American Stock Transfer & Trust Company and the Initial Shareholders.
10.12*	Third Amended and Restated Promissory Note, dated October 20, 2022, issued to Alphamade Holding LP.
14.1*	Form of Code of Ethics.
23.1*	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
23.2**	Consent of Ogier (included in Exhibit 5.2).
23.3*	Consent of UHY LLP
24.1*	Power of Attorney (included on signature page hereto).
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.
99.3*	Consent of Li Wei.
99.4*	Consent of Wen He.
99.5*	Consent of Michael L. Coyne.
107*	Filing Fee Table.

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands, on the 23rd day of December, 2022.

AlphaTime Acquisition Corp

By:	/s/ Dajiang Guo
Dajiang Guo
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chairwoman	December 23, 2022
Xinfeng Feng

/s/ Dajiang Guo	Chief Executive Officer (Principal executive	December 23, 2022
Dajiang Guo	officer) and Director

*	Chief Financial Officer (Principal financial	December 23, 2022
Jichuan Yang	and accounting officer) and Director

*By:	/s/ Dajiang Guo
Dajiang Guo